Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 24, 2023 relating to the financial statements of ValenzaBio, Inc., which appears in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-271244) of ACELYRIN, INC. We also consent to the reference to us under the heading “Experts” in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-271244) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Diego, California

May 4, 2023